Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-82456, 33-77100, 33-46793, 333-07525, 333-86905, 333-103631 and 333-103632) of Catalina Marketing Corporation of our report dated July 14, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Tampa, Florida
July 15, 2004